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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-64246, 333-56576 and 333-32666) pertaining to the Selectica, Inc. 1996 Stock Plan, 1999 Employee Stock Purchase Plan, 1999 Equity Incentive Plan, 2001 Supplemental Plan, and shares acquired under written compensation agreements of Selectica, Inc. of our report dated April 18, 2002, with respect to the consolidated financial statements of Selectica, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2002.

                                                  /s/ Ernst & Young LLP

San Jose, California
June 25, 2002